Exhibit 99.1

Vince Announces LEADERSHIP CHANGE

CEO Jack Schwefel resigns; David Stefko to Reassume Executive Leadership Role as Interim CEO

NEW YORK, March 26, 2024 - Vince Holding Corp., (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today announced that Jack Schwefel has resigned as Chief Executive Officer. The Company’s Board of Directors has appointed David (“Dave”) Stefko, current Director and former Chief Financial Officer of the Company, as Interim Chief Executive Officer, effective immediately, and has initiated a search process to identify a permanent Chief Executive Officer.

“The Board thanks Jack for his work in positioning Vince for its next chapter of growth and wishes him the best as he pursues other opportunities,” said Michael Mardy, Chairman of the Board of Directors. “We are committed to finding a leader who has the skills and vision to continue to keep Vince on its trajectory to achieve its long-term objectives. Through his experience as CFO and as a member of our Board, Dave brings significant understanding of the Company and is well-respected across the organization. Having previously served as Interim CEO during a time of prior transition and amidst the volatility of the Covid-19 pandemic, the Board is confident in Dave’s ability to lead the organization during this period.”

Mr. Stefko has over 30 years of senior finance and executive management experience, and has been a member of the Board since June 2023 after retiring from his role as the Company’s Chief Financial Officer which he held from 2015 to 2023. In addition to his tenure as VNCE’s Chief Financial Officer, Mr. Stefko served as the Company’s Interim Chief Executive Officer from August 2020 to March 2021.

Mr. Stefko said, “I am proud to rejoin the leadership team during this transition as we continue to execute our transformation plan and progress our strategic initiatives focused on driving long-term profitable growth.”

The Company remains on track with its profitability objectives for full year 2023. The Company is still finalizing its annual closing procedures and expects to report fourth quarter and full year 2023 financial results by late April 2024.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 48 full-price retail stores, 15 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our planned transformation program and our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to execute and realize the enhanced profitability expectations of our planned transformation program; our ability to maintain the license agreement with ABG Vince, a subsidiary of Authentic Brands Group; ABG Vince's expansion of the Vince brand into other categories and territories; ABG Vince's approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under "Item 1A—Risk Factors" in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com